 Exhibit 16

Baker Tilly Virchow Krause, LLP 225 S Sixth St, Ste 2300 Minneapolis, MN 55402-4661 tel 612 876 4500 fax 612 238 8900 bakertilly.com

October 21, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Creative Realities, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01(a) of Form 8-K, as part of the Form 8-K of Creative Realities, Inc. dated October 21, 2015. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Baker Tilly Virchow Krause, LLP

Baker Tilly Virchow Krause, LLP